8-K Date: June 03, 2024 Mizuho Mid-Cap Utilities Conference New York | June 3, 2024

NorthWestern Energy 2 Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. NorthWestern Energy Group, Inc. dba: NorthWestern Energy Ticker: NWE (Nasdaq) www.northwesternenergy.com Corporate Support Office 3010 West 69th Street Sioux Falls, SD 57108 (605) 978-2900 Director of Corporate Development & Investor Relations Officer Travis Meyer 605-978-2967 travis.meyer@northwestern.com

Thank youOverview 3

NWE – An Investment for the Long Term

Pure Electric & Gas Utility

- 100% pure electric & natural gas utility with over 100 years of operating history
- Solid economic indicators in service territory
- Diverse electric supply portfolio ~55% hydro, wind & solar

Solid Utility Foundation

- Residential electric & gas rates below national average
- Solid system reliability
- Low leaks per 100 miles of pipe
- Solid JD Power Overall Customer Satisfaction scores

Earnings & Cash Flow

- Approved Montana electric & natural gas and South Dakota electric rate reviews aid earnings, cash flow, and balance sheet strength
- NOLs and tax credits expected to mitigate future cash tax obligations
- History of consistent annual dividend growth

Attractive Future Growth Prospects

- Disciplined maintenance capital investment program focus on reliability, capacity, asset life and compliance
- Further opportunity for energy supply investment to meet significant capacity shortfalls

Financial Goals & Metrics

- Target 4%-6% EPS growth plus dividend yield to provide competitive total return
- Target dividend long-term payout ratio of 60%-70%
- Target debt to capitalization ratio of 50%-55% with liquidity of $100 million or greater

Best Practices Corporate Governance

America's Most Responsible Companies 2023 Newsweek statista

50 Women 50 on Boards 3+

Corporate Governance Awards 2019 corporatesecretary

Moody's Investors Service

5th Best Governance Score

America's Greatest Workplaces 2023 Newsweek Plant-A Insights Group

Recognized as one of America's Greatest Workplaces

4

About NorthWestern 5 Montana Operations Electric 405,500 customers 25,274 miles – transmission & distribution lines 887 MW maximum capacity owned power generation Natural Gas 212,100 customers 7,390 miles of transmission and distribution pipeline 17.85 Bcf of gas storage capacity Own 31.5 Bcf of proven natural gas reserves Nebraska Operations Natural Gas 43,100 customers 826 miles of distribution pipeline Data as of 12/31/2023 South Dakota Operations Electric 64,800 customers 3,675 miles – transmission & distribution lines 446 MW nameplate owned power generation Natural Gas 49,800 customers 1,802 miles of transmission and distribution pipeline

The NorthWestern Value Proposition

~5% Dividend Yield

+

Base Capital Plan:
4%-6% EPS Growth

2024-2028 Capital Investment
($ Millions)



Generation: $440 million
Generation Build $143
Electric Generation Maintenance $297
Gas Distribution $176
Electric Transmission $622
Electric Distribution $622
Gas Transmission $399
Common $219
$2.5 Billion
Distribution: $798 million
Transmission: $1,021 million

=

9%-11% Total Growth

+

Incremental Opportunities:
6% + EPS Growth

- ✓ FERC Transmission
- ✓ Incremental generating capacity (subject to successful resource procurement bids)
- ✓ Qualifying Facility and / or Power Purchase Agreement buyouts
- ✓ Electrification supporting economic development

=

11%+ Total Growth

Nearly $2.5 billion of highly executable and low-risk capital investment forecasted over the next five years.

This investment is expected to drive annualized earnings and rate base growth of approximately 4% - 6%.

See slide titled "Strong Growth Outlook" for additional information.

6

A Diversified Electric and Gas Utility 7 NorthWestern’s ‘80/20’ rules: Approximately 80% Electric and 80% Montana. Over $4.8 billion of rate base investment to serve our customers Data as reported in our 2023 10-K (1) Utility Margin is a non-GAAP Measure. See appendix for additional disclosure. * Reflects settled filings in Montana and South Dakota.

Highly Carbon-Free Supply Portfolio


2023 Electric Generation Portfolio - Montana
58%
Carbon-Free
MT
Wind Contracted 16.7%
Wind Owned 2.0%
Contracted Coke & Waste Tailings 11.0%
Natural Gas Contracted 1.5%
Natural Gas / Other Owned 7.6%
Coal Owned 21.9%
Solar Contracted 3.6%
Hydro Contracted 1.4%
Hydro Owned 34.3%


2023 Electric Generation Portfolio - South Dakota
40%
Carbon-Free
SD
Wind Owned 19.5%
Natural Gas / Other Owned 9.5%
Coal Owned 50.6%
Wind Contracted 20.4%


2023 Electric Generation Portfolio - Total NWE
55%
Carbon-Free
NWE
Wind Contracted 17.3%
Wind Owned 4.9%
Contracted Coke & Waste Tailings 9.2%
Natural Gas Contracted 1.3%
Natural Gas / Other Owned 7.9%
Coal Owned 26.5%
Solar Contracted 3.0%
Hydro Contracted 1.2%
Hydro Owned 28.7%

Contracted coke and waste tailings as well as a majority of the contracted wind, hydro and solar are federally mandated Qualifying Facilities, as defined under the Public Utility Regulatory Policies Act of 1978 (PURPA).

NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted wind, and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

Based upon 2023 MWH's of owned and long-term contracted resources. Approximately 55% of our total company owned and contracted supply is carbon-free – better than the national average of ~40% in 2022. (eia.gov table 7.2b)

8

Strong Utility Foundation 9 Solid and generally improving JD Power Overall Customer Satisfaction Scores Solid electric system reliability • Residential rates below national average1 • Better than average natural gas leaks per mile 1) NWE rates as of 2/1/2024 Electric source: U.S. EIA - Average Retail Price of Electricity, Monthly as of February 2024 Natural Gas source: U.S. EIA - U.S. Price of Natural Gas Delivered to Residential Customers as of February 2024

Solid Economic Indicators 10 • Customer growth rates historically exceed National Averages. • Projected population growth in our service territories better than the National Average. • Unemployment rates better than National Average Source: Company 10K’s, 2021/2022 EEI Statistical Yearbook – Table 7.2, and EIA.gov Source: Company 10K’s and EIA.gov

NorthWestern's Combo-Advantage

- ✓ Combination electric & natural gas provider in Montana & South Dakota
  - Targeting best-in-class **Customer Experience**
  - Opportunity to invest in critical **Capacity** expansion (supply & transmission)
  - Continued **Grid Evolution** to improve resiliency and enhance wildfire mitigation efforts
  - Transforming our **Digital Platform** to enhance cyber-security & technology solutions
- ✓ Natural hedge between natural gas to electric conversions
- ✓ Primarily residential with commercial & industrial customers across many industries

Natural Gas

- Investment in production*, transmission & distribution
- Extreme winters necessitate economical gas heating
- Energy Choice (Ban the Ban) laws in MT & SD
- Access to low & less volatile natural gas pricing
  - AECO & Henry Hub (Ventura)


U.S. Natural Gas Trading Hubs
2021-2023 Price Range ($/MMBTU)
Henry
AECO
Cheyenne
Opal
Malin
Kingsgate
Stanfield
Sumas
$-
$50
$100
$150
$200
(Dollars per MMBTU)

*Proven and producing reserves only (no exploration)

Electric

- Investment in generation, transmission & distribution
- Highly diverse & carbon-free electric supply portfolio
- Broad footprint spanning multiple reliability & transmission regions / organizations
- Growing regional capacity deficit requiring investment


Operating
Retired
Installed Nameplate Coal Capacity (MW)
8,000
6,000
4,000
2,000
0
-2,000
-4,000
-6,000
2018
2019
2020
2021
- North Valmy 1
- Colstrip 1, 2
- Boardman
- Centralia 1
- Jim Bridger 1
- Centralia 2
- North Valmy 2
- Jim Bridger 2

11

Natural Gas LDC – AECO Advantage to Customers 12 NWE has access to some of the lowest and most stable natural gas prices in the nation, through the Alberta Energy Company (AECO) trading hub. Source: S&P Global By the end of 2025 in South Dakota, we expect to facilitate the injection of enough renewable natural gas onto our system to meet approximately two- thirds of our retail natural gas load requirements.

Montana Wildfire Mitigation Plan



Reduction of Ignition Potential | System and Environmental Monitoring | Enhanced Vegetation Maintenance | Enriched Public Communication and Outreach

- ✓ Comprehensive summary of wildfire mitigation activities
- ✓ Expect to update plan with each electric rate review filing
- ✓ Deferral treatment for wildfire costs beyond amounts authorized in rates (up to $95 million over 5 years)
- ✓ Key elements of the plan, driven by risk analysis include:
  - Situational Awareness
  - Operational Practice
  - System Preparedness
  - Vegetation Management
  - Public Communication
- ✓ Linear line miles of highest risk Montana electric assets

Distribution	5.9%
Transmission	7.3%


NORTHWESTERN ENERGY'S
2024 WILDFIRE MITIGATION PLAN
Version 2.0
NorthWestern Energy

Our operational practice includes situationally performing power shutdowns and adjusting system operating protocols during periods of heightened wildfire risk. Power shutdown considerations include environmental conditions, system performance, and mitigating any potential impacts of an outage to customers and emergency services.

13

NorthWesternEnergy.com/Wildfire

Montana Public Safety Power Shutoff Plan 14 Guiding Plan Principles • Uphold our commitment to sustainable, affordable and reliable service • Ensuring the safety of our employees, customers, the public, communities, and the environment • Maintain robust situational awareness strategy for monitoring and quantifying conditions and risks • Following a disciplined operational strategy for executing PSPS events • Adhere to a consistent communication strategy to ensure that communications are clear, timely, and accurate Weather / Environment + System Performance +Customer / Community Impact = Determines PSPS Event NorthWesternEnergy.com/Wildfire

Corporate Sustainability 15 Environmental Social Governance These eight publications provide valuable insight into NorthWestern Energy’s Environmental, Social and Governance (ESG) Sustainability practices. Sustainability Report includes Sustainability Accounting Standards Board (SASB) and Task Force on Climate- Related Financial Disclosures (TCFD) aligned reporting.

Best Practices Governance 16 America’s Most Responsible Companies Recognized by Newsweek as one of the most responsible companies in 2023. One of only eleven EEI member utilities selected. Board of Directors Executive Team 5th Best Score Among 50 Publicly Traded North American Utility and Power Companies by Moody’s Investment Services for Best Governance Practices Diverse Leadership 2023 CEO Pay Ratio to Average Employee Salary NWE 23:1 U.S. Utilities 12 Member Peer Average in ‘22 Group Average in ‘22 66:1 40:1 CEO Pay to Peers1 75% Recent Governance Recognition America’s Greatest Workplaces Recognized by Newsweek as one of America’s greatest workplaces in 2023. 20 / 20 – Women on Boards Recognized for gender diversity on its board of directors by 2022 Women on Boards. Currently four of the company’s nine directors are female. Edison Electric Institute Emergency Response Award recipient Recognized for our restoration response for both the May 2022 derecho in South Dakota and the historic flooding in Montana & Yellowstone National Park in June 2022. 1) Peer data based on 2022 pay

Thank youFinancial & Regulatory Update 17

Strong Growth Outlook This guidance range is based upon, but not limited to, the following major assumptions: • Normal weather in our service territories; • An effective income tax rate of approximately 12%-14%; and • Diluted average shares outstanding of approximately 61.3 million. 2024 Non-GAAP EPS Guidance1 of $3.42 - $3.62  Affirming long-term (5 Year) expected growth rates • EPS growth of 4% to 6% from 2022 base year of $3.18 Non-GAAP • Rate base growth of 4% to 6% from 2022 base year $4.54 billion • Continued focus on earned returns driven by financial and operational execution • Montana electric and natural gas rate reviews anticipated in third quarter of 2024. Filing will include prudence review of Yellowstone County Generating Station.  No equity expected to fund the current 5-year | $2.5 billion capital plan • Capital plan is expected to be funded by cash from operations (aided by net operating losses1) and secured debt • Any equity needs would be driven by opportunities incremental to the plan  Targeting FFO > 14% by end of 2024 and beyond  Earnings growth is expected to exceed dividend growth until we return to our targeted 60% to 70% payout ratio. 18 1.) See “2024 Earnings Bridge” in the Appendix for additional detail.

Track Record of Growing Capital Investment 19 2019-2023 Invested over the last 5 years* * Historical Capital Investment includes property, plant and equipment additions and AFUDC Credit, both from our cash flow statement, and change in capital expenditures included in accounts payable. ** See Regulated Utility Five-Year Capital Forecast slide in the appendix for additional detail. 2024-2028 Forecasted over the next 5 years** $2.3 Billion $2.5 Billion

Credit, Cash Flow and Financing Plans 20 Credit Ratings 2024 Financing Plan No equity expected to fund the current 5-year | $2.5 billion capital plan Financing plans (targeting a FFO to Debt ratio > 14%) are expected to maintain our current credit ratings. We expect to pay minimal cash taxes into 2028 due to utilization of our NOL’s and tax credits. Financing plans are subject to change.

Solid Balance Sheet 21 Investment grade credit ratings, liquidity significantly greater than our $100 million target, debt to capitalization at the bottom of our targeted 50%-55% range, and a manageable schedule of debt maturities. * Liquidity target was raised to $200 million during the height of the Covid pandemic Target: 50% - 55% - Annual ratio based on average of each quarter's debt/cap ratio Excludes Basin Creek capital lease and New Market Tax Credit Financing

22 Disciplined Expense Program Source: FERC Form 1 Reports - 2023 expenses and company filings through S&P Global IQ. Electric Non-Fuel O&M excludes fuel and steam costs for power generation, water costs for hydro operations, and purchased power cost unless identified in company disclosures. Electric employees are allocated by electric rate base weighting to total rate base. Per Customer… Per Employee… Per Rate Base… NorthWestern maintains best-in-class expense efficiency among our regional peers.

Generation Investment

Montana

Generation Update

175 MW Yellowstone County Generating Station natural gas fired facility
- Construction started April 2022
- Total cost of $310-$320 million with $267.5M incurred thru 3/31/2024
- Scheduled to be online in Q3 of 2024*

222 MW of Colstrip from Avista
- $0 purchase price
- Avista retains pre-closing environmental and pension liabilities
- Transfer effective 12/31/2025

Resource Plans

Filed in April 2023, the plan evaluates alternatives to reliably and affordably to meet customer needs over a 20 year horizon. With the anticipated addition of YCGS and Avista's transfer of Colstrip, the plan anticipates resource adequacy into 2029.

South Dakota

Capacity generation in Aberdeen, SD to replace aging generation resources
- Construction to start in 2024
- Total cost of $70 million
- Scheduled to be completed end of 2025

Filed in September 2022, the plan identifies 43 megawatts as retire and replace candidates. We anticipate filing the next IRP in the summer of 2024.





Construction of our 175 MW Yellowstone County Generating Station

* *See NorthWestern Energy Group's 2023 10-K* for additional detail associated with litigation challenging the Yellowstone County Generating Station air quality permit. This litigation could further delay the project and increase costs.

23

Conclusion Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Strong Earnings & Cash Flows 24

Thank youAppendix 25

$2.5 billion of highly-executable and low-risk capital investment Regulated Utility Five-Year Capital Forecast 26 Appendix

(1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step down which approximates annual depletion of our natural gas production assets included in rate base. (3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. (4) On June 15, 2023, we filed a South Dakota electric rate review filing (2022 test year) with the South Dakota Public Utility Commission Coal Generation Rate Base as a percentage of Total Rate Base Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver for earnings. The data to the left illustrates that NorthWestern only derives approximately 9 -14% of earnings from its jointly owned coal generation rate base. Rate Base & Authorized Return Summary Appendix 27

2023 System Statistics 28 Note: Statistics above are as of 12/31/2023 (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility but consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker Appendix

Holding Company Reorganization Completed 29 Stock • New name – NorthWestern Energy Group, Inc. • Same NWE stock ticker • Same shareholders • Same stock plans Governance • Same board of directors, but now at new parent NorthWestern Energy Group, Inc. • Same executive team • Same policies Appendix

Colstrip Transfer Overview NorthWestern Energy executed an agreement with Avista Corporation (Exit Agreement) for the transfer of Avista’s ownership interests in Colstrip Units 3 and 4. • Effective date of transfer: December 31, 2025 • Generating capacity: 222 MW (bringing our total ownership to 444 MW) • Transfer price: $0.00 • NorthWestern will be responsible for operational and capital costs beginning January 1, 2026. • The agreement does not require approval by the Montana Public Service Commission (MPSC). We expect to work with the MPSC in a future docket for cost recovery in 2026. • NorthWestern will have the right to exercise Avista’s vote with respect to capital expenditures1 between now and 2025 with Avista responsible for its pro rata share2. • Avista will retain its existing environmental and decommissioning obligations through life of plant. • Under the Colstrip Ownership & Operating Agreement, each of the owners will have a 90-day period in which to evaluate the transaction between NorthWestern and Avista to determine whether to exercise their respective right of first refusal. • We filed our Montana Integrated Resource Plan on April 28, 2023. This transaction is expected to satisfy our capacity needs in Montana for at least the next 5 years. 1. Avista retains the vote related to remediation activities. 2. Avista bears its current project share (15%) costs through 2025, other than “Enhancement Work Costs” for which it bears a time-based pro-rata share. Enhancement Work Costs are costs that are not performed on a least-costs basis or are intended to extend the life of the facility beyond 2025. See the Exit Agreement for additional detail. 30 Appendix

January 2024 Cold Weather Event - Montana 31 The above charts illustrate our resource nameplate capacity, the actual resource specific contribution of energy, the capacity deficit we faced, and the market price of power during the January 2024 multi-day cold weather event in Montana. As a result of our capacity deficit, we were reliant upon the high and volatile power market a majority of the time to meet customer demand. Appendix

Our Net-Zero Vision Over the past 100 years, NorthWestern Energy has maintained our commitment to provide customers with reliable and affordable electric and natural gas service while also being good stewards of the environment. We have responded to climate change, its implications and risks, by increasing our environmental sustainability efforts and our access to clean energy resources. But more must be done. We are committed to achieving net zero emissions by 2050. • Committed to achieving net-zero by 2050 for Scope 1 and 2 emissions • Must balance Affordability, Reliability and Sustainability in this transition • No new carbon emitting generation additions after 2035 • Pipeline modernization, enhanced leak detection and development of alternative fuels for natural gas business • Electrify fleet and add charging infrastructure • Carbon offsets likely needed to ultimately achieve net-zero • Please visit www.NorthWesternEnergy.com/NetZero to learn more about our Net Zero Vision. 32 Appendix

33 Timeline of Montana Generation Portfolio 33 Since 2011, we have added approximately 954 MW, both owned and long-term contracted, to our generation portfolio, all of which is from carbon-free resources. Appendix

Comparison of Installed Capacity 34 California is dealing with significant capacity issues DESPITE having a greater amount of dispachable generation and fewer renewables than NorthWestern Energy in Montana (as a percentage of the total). Source: EIA.gov – 2022 Form EIA-860 Data - Schedule 3 for calendar year 2022 Appendix

Thank youEarnings and Other 35

EPS & Dividend History 36 2009-2023 CAGR’s: GAAP EPS: 3.4% Non-GAAP EPS: 3.5% Dividend: 4.7% See appendix for “Non- GAAP Financial Measures” Appendix

2024 Earnings Bridge This guidance range is based upon, but not limited to, the following major assumptions: • Normal weather in our service territories; • An effective income tax rate of approximately 12%-14%; and • Diluted average shares outstanding of approximately 61.3 million. We project an annualized dividend of $2.60 per share for 2024. 37 Note: 2024 earnings drivers are calculated using a 25.3% effective tax rate. The discrete income tax adjustments included to the left reflect anticipated changes in discrete tax items (such as amortization of removals, tax repairs and meter deductions, production tax credits, and other permanent or flow-through items) from 2023 non- GAAP earnings to 2024 guidance. Appendix

After-tax EPS vs Prior Year First Quarter Earnings Drivers 38 1 2 Improvement in Utility Margin offset mild weather, higher OA&G expense, depreciation, interest expense, and share count dilution. 1.) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. 2.) See “First Quarter 2024 Non- GAAP Earnings” and “Non-GAAP Financial Measures” in appendix. Appendix

(in millions except per share amounts) 2024 2023 Variance % Variance Operating Revenues 475.3$ 454.5$ 20.8$ 4.6% 174.7 165.5 9.2 5.6% Utility Margin 300.6 289.0 11.6 4.0% Operating Expenses Operating and maintenance 54.2 55.9 (1.7) (3.0%) Administrative and general 40.4 34.7 5.7 16.4% Property and other taxes 47.2 49.2 (2.0) (4.1%) Depreciation and depletion 56.7 53.2 3.5 6.6% Total Operating Expenses 198.5 193.0 5.5 2.8% Operating Income 102.1 96.0 6.1 6.4% Interest expense (31.0) (28.0) (3.0) (10.7%) Other income, net 4.3 4.7 (0.4) (8.5%) Income Before Taxes 75.4 72.7 2.7 3.7% Income tax expense (10.3) (10.2) (0.1) (1.0%) Net Income 65.1$ 62.5$ 2.6$ 4.2% Effective Tax Rate 13.7% 14.1% (0.4%) Diluted Shares Outstanding 61.3 59.8 1.5 2.5% Diluted Earnings Per Share $1.06 $1.05 0.01$ 1.0% Dividends Paid per Common Share 0.65$ 0.64$ 0.01$ 1.6% Three Months Ended March 31, Fuel, purchased supply & direct transmission expense (exclusive of depreciation and depletion) 1 First Quarter Financial Results 39 1.) Utility Margin is a non- GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. Appendix

(1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re- aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Utility Margin is a non-GAAP Measure. See the slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. First Quarter 2024 Non-GAAP Earnings 40 We estimate weather to be a $1.2 million pre-tax detriment as compared to normal and a $4.8 million detriment as compared to first quarter 2023. The adjusted non-GAAP measures presented in the table reflect significant items that are non-recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. Appendix

First Quarter Utility Margin Bridge Pre-tax Millions vs. Prior Year $11.6 million or 4.0% increase in Utility Margin NOTE: Utility Margin is a non- GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. 41 Appendix

Utility Margin (Q1) (dollars in millions) Three Months Ended March 31, 2024 2023 Variance Electric $ 227.9 $ 217.2 $ 10.7 4.9% Natural Gas 72.7 71.8 0.9 1.3% Total Utility Margin $ 300.6 $ 289.0 $ 11.6 4.0% (1) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. Increase in utility margin due to the following factors: $ 19.8 New base rates 3.5 Higher transmission revenue due to market conditions 0.9 Montana property tax tracker collections 0.2 Higher Montana natural gas transportation (3.5) Higher non-recoverable Montana electric supply costs due to higher electric supply costs (3.5) Lower natural gas retail volumes (3.2) Lower electric retail volumes (0.1) Other $ 14.1 Change in Utility Margin Impacting Net Income $ (2.4) Lower property & other taxes recovered in revenue, offset in property & other taxes (0.5) Lower revenue from higher production tax credits, offset in income tax expense 0.4 Higher operating expenses recovered in revenue, offset in operating & maintenance expense $ (2.5) Change in Utility Margin Offset Within Net Income $ 11.6 Increase in Utility Margin 42 Appendix

Operating Expenses (Q1) Increase in operating expenses due to the following factors: $ 3.5 Higher depreciation expense due to plant additions and higher depreciation rates 2.4 Litigation outcome (Pacific Northwest Solar) 2.2 Non-cash impairment of alternative energy storage investment 1.6 Higher labor and benefits(1) 0.5 Higher insurance expense 0.4 Higher property and other taxes not recoverable within trackers (2.6) Lower expenses at our electric generation facilities 0.2 Other $ 8.2 Change in Operating Expense Items Impacting Net Income (dollars in millions) Three Months Ended March 31, 2024 2023 Variance Operating & maintenance $ 54.2 $ 55.9 $ (1.7) (3.0)% Administrative & general 40.4 34.7 5.7 16.4% Property and other taxes 47.2 49.2 (2.0) (4.1)% Depreciation and depletion 56.7 53.2 3.5 6.6% Operating Expenses $ 198.5 $ 193.0 $ 5.5 2.8% $ (2.4) Lower property and other taxes recovered in trackers, offset in revenue (0.9) Pension and other postretirement benefits, offset in other income(1) 0.4 Higher operating and maintenance expenses recovered in trackers, offset in revenue 0.2 Higher deferred compensation, offset in other income $ (2.7) Change in Operating Expense Items Offset Within Net Income $ 5.5 Increase in Operating Expenses (1) In order to present the total change in labor and benefits, we have included the change in the non- service cost component of our pension and other postretirement benefits, which is recorded within other income on our Condensed Consolidated Statements of Income. This change is offset within this table as it does not affect our operating expenses. 43 Appendix

Operating to Net Income (Q1) (dollars in millions) Three Months Ended March 31, 2024 2023 Variance Operating Income $ 102.1 $ 96.0 $ 6.1 6.4% Interest expense (31.0) (28.0) (3.0) (10.7)% Other income, net 4.3 4.7 (0.4) (8.5)% Income Before Taxes 75.4 72.7 2.7 3.7% Income tax expense (10.3) (10.2) (0.1) (1.0)% Net Income $ 65.1 $ 62.5 $ 2.6 4.2% $3.0 million increase in interest expenses was primarily due to higher interest on long term debt partly offset by lower interest on our revolving credit facilities and higher capitalization of AFUDC. $0.4 million decrease in other income, net was primarily due to a non-cash impairment of an alternative energy storage equity investment and an increase in the non-service component of pension expense, partly offset by a reversal of a previously expensed CREP penalty and higher capitalization of AFUDC. $0.1 million increase in income tax expense was primarily due to higher pre-tax income.44 Appendix

Tax Reconciliation (Q1) 45 Appendix

Appendix

Reconciling Gross Margin to Utility Margin

Reconciliation of Gross Margin to Utility Margin for Quarter Ending March 31,

	Electric		Natural Gas		Total	
	2024	2023	2024	2023	2024	2023
(in millions)						
Reconciliation of gross margin to utility margin						
Operating Revenues	$ 343.2	$ 295.3	$ 132.1	$ 159.2	$ 475.3	$ 454.5
Less: Fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion shown	115.3	78.1	59.4	87.4	174.7	165.5
Less: Operating & maintenance expense	40.3	42.4	13.9	13.5	54.2	55.9
Less: Property and other tax expense	36.3	38.3	10.9	10.9	47.2	49.2
Less: Depreciation and depletion expense	47.3	43.9	9.4	9.3	56.7	53.2
Gross Margin	104.0	92.6	38.5	38.1	142.5	130.7
Plus: Operating & maintenance expense	40.3	42.4	13.9	13.5	54.2	55.9
Plus: Property and other tax expense	36.3	38.3	10.9	10.9	47.2	49.2
Plus: Depreciation and depletion	47.3	43.9	9.4	9.3	56.7	53.2
Utility Margin (1)	$ 227.9	$ 217.2	$ 72.7	$ 71.8	$ 300.6	$ 289.0

Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report.

(1) Utility Margin is a non-GAAP Measure.

46

Appendix

Segment Results (Q1)

(in thousands)

Three Months Ended March 31, 2024	Electric	Gas	Other	Total
Operating revenues	$ 343,186	$ 132,156	$ -	$ 475,342
Fuel, purchased supply & direct transmission*	115,341	59,380	-	174,721
Utility margin[1]	227,845	72,776	-	300,621
Operating and maintenance	40,299	13,883	-	54,182
Administrative and general	27,919	10,046	2,480	40,445
Property and other taxes	36,300	10,869	2	47,171
Depreciation & depletion	47,304	9,439		56,743
Operating income (loss)	76,023	28,539	(2,482)	102,080
Interest expense	(24,657)	(6,249)	(73)	(30,979)
Other income (expense)	5,461	1,054	(2,196)	4,319
Income tax (expense) benefit	(7,283)	(3,173)	122	(10,334)
Net income (loss)	$ 49,544	$ 20,171	$ (4,629)	$ 65,086

Three Months Ended March 31, 2023	Electric	Gas	Other	Total
Operating revenues	$ 295,308	$ 159,234	$ -	$ 454,542
Fuel, purchased supply & direct transmission*	78,134	87,358	-	165,492
Utility margin[1]	217,174	71,876	-	289,050
Operating and maintenance	42,413	13,448	-	55,861
Administrative and general	24,968	9,766	14	34,748
Property and other taxes	38,251	10,898	2	49,151
Depreciation & depletion	43,898	9,350	-	53,248
Operating income (loss)	67,644	28,414	(16)	96,042
Interest expense	(18,560)	(3,251)	(6,197)	(28,008)
Other income	3,366	1,415	(44)	4,737
Income tax benefit (expense)	(6,628)	234	(3,847)	(10,241)
Net income (loss)	$ 45,822	$ 26,812	$ (10,104)	$ 62,530

* Direct Transmission expense excludes depreciation and depletion

(1) Utility Margin is a non-GAAP Measure. See appendix slide *titled "Reconciling* Gross Margin to Utility *Margin"* for additional disclosure.

47

Electric Segment (Q1) (1) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. 48 Appendix

Natural Gas Segment (Q1) 49 Appendix (1) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure.

Cash from Operating Activities decreased by $52.0 million driven primarily by a $81.5 million decrease in collection of energy supply costs from customers. Funds from Operations increased by $22.4 million over prior period. Net Under-Collected Supply Costs (in millions) Beginning (Jan. 1) Ending (Mar. 31) (Outflow) / Inflow 2023 $115.4 $66.5 $48.9 2024 $7.8 $40.4 $(32.6) 2024 Decrease in cash inflows $(81.5) No Planned Equity Issuances in 2024 Financing plans (targeting a FFO to Debt ratio > 14%) are expected to maintain our current credit ratings and are subject to change. Debt financing in 2024 • Issued $175 million, 5.56% coupon, 7 year Montana FMBs in Q1 • Issued $33 million, 5.55% coupon, 5 year South Dakota FMBs in Q1 • Issued $7 million, 5.75% coupon, 10 year, South Dakota FMBs in Q1 • Entered $100 million term loan with variable rate of Secured Overnight Financing Rate plus an applicable margin. First Quarter Cash Flow 50 Appendix

(dollars in millions) As of March 31, As of December 31, 2024 2023 Cash and cash equivalents 4.2$ 9.2$ Restricted cash 16.2 16.0$ Accounts receivable, net 186.9 212.3$ Inventories 103.8 114.5$ Other current assets 85.7 55.0$ Goodwill 357.6 357.6$ PP&E and other non-current assets 6,879.0 6,836.1$ Total Assets 7,633.4$ 7,600.7$ Payables 96.5 124.3 Other current liabilities 344.7 307.3 Total debt & capital leases 2,775.1 2,793.4 Other non-current liabilities 1,604.0 1,590.3 Shareholders' equity 2,813.0 2,785.3 Total Liabilities and Equity 7,633.4$ 7,600.7$ Capitalization: Total Debt & Capital Leases 2,775.1 2,793.4 Less: Basin Creek Capital Lease (8.0) (8.8) Shareholders' Equity 2,813.0 2,785.3 Total Capitalization 5,580.1$ 5,569.9$ Ratio of Debt to Total Capitalization 49.6% 50.0% Balance Sheet 51 Appendix

PCCAM Impact by Quarter Qualified Facility Earnings Adjustment Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders. 52 Appendix Pretax millions – shareholder (detriment) benefit

Electric Wallet Share Appendix 53

Natural Gas Wallet Share Appendix 54 Note: Montana typical bill is based on 65 therms which translates to ~0.32% lower wallet share than pictured. For consistency with South Dakota and Nebraska, 100 therms is used for Montana in this illustration. Oct. - Sept. Fiscal Year *2023 - 2024 is partial period Oct. '23 - Feb. '24

Experienced & Engaged Board of Directors 55 Britt E. Ide • Nominating & Governance, HR • Independent • Since April 2017 Anthony T. Clark • Nominating & Governance, HR • Independent • Since Dec. 2016 Jan R. Horsfall • SETO (chair), Audit • Independent • Since April 2015 Brian B. Bird • President & Chief Executive Officer • Non-independent • Since Jan. 2023 Jeff W. Yingling • Nominating & Governance (Chair), Audit • Independent • Since October 2019 Linda G. Sullivan • Board Chair • Audit (Chair), SETO • Independent • Since April 2017 Mahvash Yazdi • HR (Chair), SETO • Independent • Since December 2019 Kent T. Larson • SETO, Audit • Independent • Since July 2022 Sherina M. Edwards • Nominating & Governance, HR • Independent • Since April 2023 Appendix

Strong Executive Team 56 Brian B. Bird • President & Chief Executive Officer • Current position since 2023 (formerly President & Chief Operating Officer ’21-’22 and Chief Financial Officer ’03-’21) Crystal D. Lail • Vice President and Chief Financial Officer • Current position since 2021 (formerly VP and Chief Accounting Officer ’20-’21) Michael R. Cashell • Vice President - Transmission • Current Position since 2011 Cynthia S. Fang • Vice President - Regulatory • Current position since 2023 Shannon M. Heim • Vice President & General Counsel • Current position since 2023 Bobbi L. Schroeppel • Vice President – Customer Care, Communications and Human Resources • Current Position since 2002 Bleau LaFave • Vice President – Asset Management & Business Development • Current position since June 2023 (formerly Director of Long-Term Resources) Jason Merkel • Vice President – Distribution • Current Position since 2022 John D. Hines • Vice President – Supply/Montana Affairs • Current Position since 2011 Jeanne M. Vold • Vice President – Technology • Current Position since 2021 (former Business Technology Officer ’12- ’21) Appendix

Our Commissioners 57 Appendix There will be at least two new commissioners in Montana after November’s election. Commissioners Brown (not running) and O’Donnell (termed out) will be leaving while commissioner Fielder is running for reelection unchallenged.

Non-GAAP Financial Measures 58 Appendix

Non-GAAP Financial Measures This presentation includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Utility Margin, Adjusted Non-GAAP pretax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We define Utility Margin as Operating Revenues less fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion) as presented in our Consolidated Statements of Income. This measure differs from the GAAP definition of Gross Margin due to the exclusion of Operating and maintenance, Property and other taxes, and Depreciation and depletion expenses, which are presented separately in our Consolidated Statements of Income. A reconciliation of Utility Margin to Gross Margin, the most directly comparable GAAP measure, is included in this presentation. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Management also believes the presentation of Adjusted Non-GAAP pre-tax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS is more representative of normal earnings than GAAP pre-tax income, net income and EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. 59 Appendix

Thank youDelivering a bright future 60